UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 20, 2009

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas		75219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Information responsive to Item 5.02(c) and (e):

On August 20, 2009, the Executive Committee of the Board of Directors of Eagle Materials Inc. (the “Company”) promoted the following individuals by appointing them to serve in the offices set forth below effective as of August 21, 2009: D. Craig Kesler was promoted to Executive Vice President – Finance and Administration and Chief Financial Officer; and William R. Devlin was promoted to Senior Vice President – Controller and Chief Accounting Officer. Mr. Kesler, 33, has served as the Company’s Vice President – Investor Relations and Corporate Development since joining the Company in 2005. Prior to joining the Company, Mr. Kesler was with Ernst & Young LLP in Dallas from April 2002 through September 2004 and Arthur Anderson LLP from September 1998 until April 2002. Mr. Devlin, 43, served as Director of Internal Audit for the Company from 2004 to 2005 and then as Vice President and Controller since 2005.

In connection with the promotion of Mr. Kesler, the Compensation Committee of the Board of Directors of the Company set his annual base salary at $250,000 to be paid on a pro-rated basis for the remainder of the fiscal year and also set his fiscal 2010 bonus percentage under the Eagle Materials Inc. Salaried Incentive Compensation Program at 15%, pro-rated for the remainder of the fiscal year. In connection with the promotion of Mr. Devlin, the Compensation Committee set his annual salary at $250,000 to be paid on a pro-rated basis for the remainder of the fiscal year and also set his fiscal 2010 annual bonus potential at 50% of his annual base salary. The Compensation Committee also approved a grant to each of Mr. Kesler and Mr. Devlin of 10,000 restricted shares of common stock effective on August 21, 2009. These restricted stock grants were made under the Company’s Incentive Plan with the restrictions lapsing ratably over five (5) years. Except with respect to the period over which the restrictions lapse (which is five years in the case of the current grant), the terms governing the restricted stock grant to Messrs. Kesler and Devlin are substantially the same as those set forth in the Restricted Stock Agreement included as Exhibit 10.3(n) to the Quarterly Report on Form 10-Q filed by the Company on August 8, 2008. Mr. Kesler and Mr. Devlin also participate in the Company’s Profit Sharing and Retirement Plan, the related Supplemental Executive Retirement Plan and the Company’s Salary Continuation Plan.

Item 7.01 Regulation FD Disclosure

On August 20, 2009, the Executive Committee also approved the appointment of Robert S. Stewart as Executive Vice President – Strategy, Corporate Development and Communications effective as of August 21, 2009. Prior to joining the Company, Mr. Stewart served as an executive officer of Centex Corporation with responsibility for strategy, marketing, sales, corporate development and communications.

A copy of the August 24, 2009 press release announcing these appointments is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated August 24, 2009 issued by Eagle Materials Inc. (announcing promotions and new addition to executive team)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General Counsel
and Secretary

Date: August 24, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 24, 2009 issued by Eagle Materials Inc. (announcing promotions and new addition to executive team)